EXHIBIT 1
To Schedule 13D

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of IronNet, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: September 9th, 2021

C5 CAPITAL LIMITED		C5 Investors LP

By:	/s/ Andre Pienaar	By:	/s/ James Coats
	Name: Andre Pienaar		Name: James Coats
	Title: Director		Title: Director

C5 Investors General Partner Limited		C5 Partners, LLC

By:	/s/ James Coats	By:	/s/ Andre Pienaar
	Name: James Coats		Name: Andre Pienaar
	Title: Director		Title: Director